UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report: March 28, 2013

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdictio n of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 28, 2013, Ducommun Incorporated, a Delaware corporation (“Ducommun”), entered into an amendment (“Amendment No. 1”) to the Credit Agreement dated as of June 28, 2011 (as amended to date, the “Credit Agreement”), between Ducommun, the subsidiary guarantors party thereto, UBS AG, Stamford Branch, as a lender and administrative agent and the other parties thereto. Amendment No. 1, among other things, reduces by 0.5% the interest rate payable on Ducommun’s $162,500,000 term loan and revolving loans outstanding under the Credit Agreement to the London Interbank Offered Rate (“LIBOR”) plus 3.75% per annum or base rate plus 2.75% per annum, at Ducommun’s option. The LIBOR rate is subject to a floor of 1.00% per annum and the base rate is subject to a floor of 2.00% per annum, a 0.25% reduction in each case. The terms of the Term B-1 Loans are otherwise identical in all material respects to those of the Existing Term Loans.

The description of Amendment No. 1 set forth above is qualified in its entirety by Amendment No. 1, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment No. 1 to Credit Agreement, dated as of March 28, 2013 by and among Ducommun Incorporated, the Subsidiary Guarantors, the Additional Term B-1 Lender, the other Lenders party thereto, and UBS AG, Stamford Brach, as Administrative Agent, Collateral Agent, Swingline Bank and Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: March 28, 2013	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel